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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                    FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

              DATE OF REPORT:  January 16, 1997  (January 7, 1997)
                               -----------------------------------

                        Commission file number   1-11803
                                                --------

                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)



              Delaware                                     04-3164298
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                  75252-5613
 (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (972) 733-6200


                       Commission file number   333-3006
                                                --------

                 AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
             (Exact name of registrant as specified in its charter)



                Delaware                                    25-1512956
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                   75252-5613
 (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (972) 733-6200

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Item 5.    Other Events

On January 7, 1997, American Pad & Paper Company, through its wholly owned subsidiary, American Pad & Paper Company of Delaware, Inc. (collectively referred to as the "Company"), announced that a definitive purchase agreement had been signed to acquire Shade-Allied, Inc. ("Shade-Allied") for $51.5 million in cash. The Company intends to finance the acquisition with debt borrowed under its revolver credit agreement with its banking group. The acquisition is expected to be completed by the end of January 1997 and is contingent on approval by the banking group, which approval is expected by the Company, and by the Department of Justice under the Hart Scott Rodino Act.

Based in Green Bay, Wisconsin, Shade-Allied manufactures paper based office products in four states and expects to realize net sales of approximately $90 million in 1996. Shade Allied manufactures and sells products such as continuos forms, ink jet papers, printed forms, technical papers and fine papers.

The Company intends to record this acquisition following the purchase method of accounting.

As an exhibit to this Current Report on Form 8-K, a copy of the Company's press release related to this acquisition is provided.

Exhibit

99.1    Press release by the Company dated January 7, 1997

                                   SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             AMERICAN PAD & PAPER COMPANY
                             and
                             AMERICAN PAD & PAPER COMPANY OF
                             DELAWARE, INC.



                             /s/ Kevin W. McAleer
                             ---------------------------------
                             Kevin W. McAleer
                             Chief Financial Officer

                             January 16, 1997
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                             Date